Exhibit 99.1

Contact: Investor Relations: Elaine Lintecum 916-321-1846 elintecum@mcclatchy.com

McCLATCHY REPORTS SECOND QUARTER 2007 EARNINGS

SACRAMENTO, Calif., July 19, 2007 – The McClatchy Company (NYSE-MNI) today reported second quarter 2007 earnings from continuing operations of $39.2 million, or 48 cents per share, subject to final resolution of the accounting treatment of The Seattle Times settlement discussed below. Earnings from continuing operations in the second quarter of 2006 were $32.2 million, or 69 cents per share.  The company’s total net income for the 2007 quarter was $40.0 million, or 49 cents per share, compared to total net income of $44.1 million, or 94 cents per share, in the 2006 second quarter. Discontinued operations reflect the results of the (Minneapolis) Star Tribune newspaper which was sold on March 5, 2007.  As a result of the acquisition of Knight Ridder on June 27, 2006 (the “Acquisition”), the company issued 35.0 million Class A shares which negatively impacted earnings per share for the 2007 quarter.

Revenues from continuing operations in the second quarter of 2007 were $580.0 million, compared to revenues from continuing operations of $212.0 million in 2006. The increase in revenues reflects the addition of 20 newspapers acquired in the Acquisition. On a pro forma basis, including all newspapers as if they had been owned since the beginning of 2006, revenues from continuing operations were down 8.3% from 2006 pro forma second quarter revenues of $632.4 million.  Advertising revenues were $488.3 million, down 9.8% from pro forma advertising in 2006, and circulation revenues were $69.7 million, down 4.6% on a pro forma basis.

The company benefited from strong cost reduction efforts in the 2007 quarter.  Cash expenses were down 12.2% as the result of synergies realized from the Acquisition, reduction in staffing levels and lower newsprint expense.  Operating cash flow was up 4.4% on a pro forma basis and the operating cash flow margin was 26.9%.

Earnings from continuing operations included a loss from the Company’s investments in unconsolidated companies of $3.4 million, compared to income in the second quarter of 2006 (prior to the Acquisition) of $0.5 million.  The 2007 loss was due primarily to the operating results of its newsprint investments, which were partially offset by income from other investments.

First Half Results:

Earnings from continuing operations for the first half of 2007 were $53.8 million or 66 cents per share compared to earnings from continuing operations of $54.0 million, or $1.15 per share, in the first half of 2006.  The company’s total net income, including the results of discontinued operations, for the first half of 2007 was $49.0 million, or 60 cents per share, compared to total net income of $71.9 million, or $1.53 per share, in 2006.

Revenues from continuing operations in the first half of 2007 were $1.15 billion, up $740.1 million from 2006 revenues of $406.5 million, due primarily to the addition of the 20 former Knight Ridder newspapers acquired in the third quarter of 2006. Advertising revenues totaled $965.3 million and circulation revenues were $141.6 million.

On a pro forma basis, including the 20 former Knight Ridder newspapers in the first half 2006, total revenues in 2007 would have been down 6.7%, with advertising revenues down 7.6%, and circulation revenues down 4.1%.

Cash operating expenses were down 9.3% in the first half and operating cash flow was up 2.4% in the first six months of the year.

Interest expense from continuing operations for the first half of 2007 includes $5.7 million related to $530 million in debt repaid from the proceeds of the sale of the Star Tribune on March 5, 2007.  However, the operations of the Star Tribune were included in discontinued operations during the first two months of 2007. In addition, earnings from continuing operations included a loss from its investments in unconsolidated companies of $13.1 million, primarily related to its newsprint joint ventures as discussed above, compared to income in the first half of 2006 (prior to the Acquisition) of $0.9 million.

Management’s Comments:

Commenting on second quarter and first half results, Gary Pruitt, chairman and chief executive officer, said, “Advertising results worsened across the board in the second quarter of 2007, but particularly in real estate advertising. Nearly three-quarters of our advertising declines are coming from California and Florida, two regions that benefited strongly from the real estate boom, and are likewise being hurt in the subsequent real estate slowdown. Advertising revenues were down 17.8% in these two regions in the second quarter and were down 14.4% through June 2007. The housing sector is an important component of these states’ economies. Hence, California and Florida also account for a majority of the decline in auto and employment advertising, as the real estate downturn is having an impact on these categories as well.  Cyclical factors represent a significant portion of the current advertising downturn.  In looking longer term, we feel good about our California and Florida regions. They were the best performers in the recent past, and we expect them to be strong performers again. In the meantime, our other regions are faring better and we continued to focus on cost controls to help offset the impact of the revenue challenges.

“We were pleased to see our operating cash flow increase 4.4% to $155.7 million in the quarter and we were able to show substantial improvement in operating cash flow margin—up 3.3 points from the pro forma 2006 quarter to 26.9% in the second quarter of 2007.  We believe few newspaper operations can show growth in operating cash flow and related margins in this environment.

“As we look to the third quarter, we expect continued declines in real estate advertising, particularly in the California and Florida newspapers. We expect no substantial improvement in advertising trends before the fourth quarter of 2007 and expect that revenues will likely still be negative in that quarter. Also, we expect to record losses from our equity investments that reflect the impact of lower newsprint prices and higher raw material prices on the results of both SP Newsprint Co (SP) and Ponderay Newsprint Company. We expect our total equity losses to equate to seven cents per share in the third quarter largely from these equity investments. As a result of the recently announced strategic alternative review at SP we are seeking to monetize this asset for our shareholders and end the equity losses from that investment, although the timing of any transaction is not yet clear.

“With our portfolio of newspapers and digital assets in growth markets, new alliances with technology companies, and changes we are making in our cost structure, we approach the future with confidence. As we mentioned at the Mid-Year Media Conference last month, we are continuing our talks with Gannett and Tribune about changing our affiliate agreement with CareerBuilder to be more equitable for our newspapers and are hopeful that a resolution will be reached shortly. It is our clear preference to remain with CareerBuilder, and we will update investors once we have made a decision on our online employment solution.

“In the meantime, we are working hard to offset the impact of revenue declines by exerting strong cost discipline. We are building a company for the long term, and we plan on generating value for our shareholders.”

Pat Talamantes, McClatchy’s chief financial officer, said, “Debt at the end of the second quarter was $2.68 billion, down approximately $79 million since the end of the first quarter of 2007. Currently, we are in the midst of several de-leveraging transactions related to the sale of certain assets and real property. With these transactions and free cash generated by operations we expect to reduce debt by approximately $600 million to $700 million over the next 18 months.”

Seattle Times Accounting Matter To Be Resolved:

During the second quarter of 2007, The Seattle Times Company (STC) (in which the company owns a 49.5% equity interest) and The Hearst Corporation (Hearst) entered into an agreement to settle certain outstanding legal issues and amend their Joint Operating Agreement. As a result, STC is expected to make a payment of approximately $24 million to Hearst in the third quarter of 2007.  The company is in the process of reviewing the agreement and the appropriate accounting treatment. The company's share of such payment may be capitalized, or may be expensed as part of equity loss in the second quarter of 2007. If expensed in the second quarter of 2007, the impact on earnings will be a charge equal to six cents per share. The final accounting treatment for this item will be reflected in the company’s second quarter 2007 results in its Form 10-Q filed with the Securities and Exchange Commission on or before August 10, 2007.

The company’s pro forma statistical report, which summarizes revenue performance for June, the second fiscal quarter and first half of 2007, follows. This report includes advertising revenues for the 20 Knight Ridder newspapers the company acquired, but did not own in the first half of its fiscal 2006, and excludes the revenues of the Star Tribune newspaper.  The pro forma information is meant to provide investors a sense of what the advertising results of the continuing operations would have been in each interim period. A reconciliation of non-GAAP terms used in this release are included in an attached summary schedule and are posted on our website at www.mcclatchy.com.

  A reconciliation of operating expenses, operating cash flow (as defined) and operating income to pro forma amounts are posted on the company’s website for the first three quarters of 2006.

At noon Eastern time today, McClatchy will review its results in a conference call (877-278-1205 pass code 6237510) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy:

The McClatchy Company is the third largest newspaper company in the United States, with 31 daily newspapers, approximately 50 non-dailies and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which complement its newspapers and extends its audience reach in each market. Together with its newspapers and direct marketing products, these operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the (Fort Worth) Star-Telegram, The Kansas City Star, The Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also has a portfolio of premium digital assets. Its leading local websites offer users information, comprehensive news, advertising, e-commerce and other services.  The company owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development.  McClatchy operates Real Cities (www.RealCities.com), the largest national advertising network of local news websites and owns 14.4% of CareerBuilder, the nation’s largest online job site.  McClatchy also owns 25.6% of Classified Ventures, a newspaper industry partnership that offers classified websites such as the nation’s number two online auto website, cars.com, and the number one rental site, apartments.com.  McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results,  including revenues, operating expenses, cash flows and debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: McClatchy may not consummate contemplated transactions which may enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets;  McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

The McClatchy Company
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1,	June 25,	July 1,	June 25,
	2007	2006	2007	2006
REVENUES - NET:
Advertising	$488,277	$183,683	$965,300	$350,017
Circulation	69,707	23,504	141,587	47,268
Other	22,043	4,813	39,698	9,178
	580,027	212,000	1,146,585	406,463
OPERATING EXPENSES:
Compensation	228,959	84,103	465,283	169,842
Newsprint and supplements	72,186	27,267	147,603	53,531
Depreciation and amortization	38,357	9,973	76,190	19,860
Other operating expenses	123,144	38,396	252,740	75,690
	462,646	159,739	941,816	318,923

OPERATING INCOME	117,381	52,261	204,769	87,540

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(49,556)	-	(103,341)	-
Interest income	42	15	106	28
Equity income (losses) in unconsolidated companies, net	(3,395)	496	(13,144)	892
Other - net	791	(38)	743	(45)
	(52,118)	473	(115,636)	875

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX PROVISION	65,263	52,734	89,133	88,415

INCOME TAX PROVISION	26,019	20,545	35,376	34,445

INCOME FROM CONTINUING OPERATIONS	39,244	32,189	53,757	53,970

INCOME (LOSS) FROM DISCONTINUED
OPERATIONS - NET OF INCOME TAXES	705	11,947	(4,778)	17,893

NET INCOME	$39,949	$44,136	$48,979	$71,863

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$0.48	$0.69	$0.66	$1.15
Income (loss) from discontinued operations	0.01	0.25	(0.06)	0.39
Net income per share	$0.49	$0.94	$0.60	$1.54

Diluted:
Income from continuing operations	$0.48	$0.69	$0.66	$1.15
Income (loss) from discontinued operations	0.01	0.25	(0.06)	0.38
Net income per share	$0.49	$0.94	$0.60	$1.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	81,976	46,771	81,931	46,753
Diluted	82,037	46,985	82,010	47,028

The McClatchy Company
CONSOLIDATED STATISTICAL REPORT
(In thousands, except for preprints)

	June
	Combined				Print Only
Revenues - Net:	2007	*Pro Forma 2006	% Change	As Reported 2006	2007	*Pro Forma 2006	% Change

Advertising
Retail	$65,387	$68,267	-4.2%	$22,409	$63,179	$66,749	-5.3%
National	14,635	15,402	-5.0%	5,011	13,980	14,793	-5.5%
Classified Total	57,196	69,194	-17.3%	25,150	46,298	57,283	-19.2%
Automotive	13,727	16,165	-15.1%	5,632	11,746	14,341	-18.1%
Real Estate	16,627	21,453	-22.5%	9,458	15,429	20,126	-23.3%
Employment	19,560	24,504	-20.2%	8,066	12,321	16,257	-24.2%
Other Class	7,282	7,072	3.0%	1,994	6,802	6,559	3.7%
Direct Marketing	10,253	12,443	-17.6%	3,975	10,253	12,443	-17.6%
Other Adv Rev	272	155	75.5%	153	272	155	75.5%
Total Advertising	$147,743	$165,461	-10.7%	$56,698	$133,982	$151,423	-11.5%

Circulation	21,112	22,133	-4.6%	7,124
Other	5,736	5,274	8.8%	1,494
Total Revenues	$174,591	$192,868	-9.5%	$65,316

Memo: Online Only Advertising Revenue	$13,761	$14,038	-2.0%	$3,723

Advertising Revenues by Market:
California	$30,459	$35,431	-14.0%	$33,206	$28,277	$33,352	-15.2%
Southeast	36,825	38,634	-4.7%	12,587	32,916	34,871	-5.6%
Florida	20,595	27,554	-25.3%	0	18,590	25,512	-27.1%
Midwest	21,052	22,711	-7.3%	0	19,031	20,536	-7.3%
Northwest	17,480	17,768	-1.6%	10,905	15,619	16,241	-3.8%
Texas	15,323	16,948	-9.6%	0	14,169	15,731	-9.9%
Other	6,009	6,415	-6.3%	0	5,380	5,180	3.9%
Total Advertising	$147,743	$165,461	-10.7%	$56,698	$133,982	$151,423	-11.5%

Advertising Statistics for Dailies:
Full Run ROP Linage				1,021.4	2,645.3	2,790.2	-5.2%

Millions of Preprints Distributed				182.4	486.8	532.2	-8.5%

Average Paid Circulation:**
Daily					2,606.1	2,714.6	-4.0%
Sunday					3,309.0	3,432.2	-3.6%

* Pro Forma includes Knight Ridder acquisitions and excludes (Minneapolis) Star Tribune newspaper.
** Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
CONSOLIDATED STATISTICAL REPORT
(In thousands, except for preprints)

	Quarter 2
	Combined				Print Only
Revenues - Net:	2007	*Pro Forma 2006	% Change	As Reported 2006	2007	*Pro Forma 2006	% Change

Advertising
Retail	$213,203	$227,220	-6.2%	$74,971	$206,664	$223,126	-7.4%
National	46,064	50,821	-9.4%	15,394	44,289	48,461	-8.6%
Classified Total	187,802	220,669	-14.9%	79,435	153,337	183,361	-16.4%
Automotive	43,760	51,729	-15.4%	18,085	37,722	46,382	-18.7%
Real Estate	54,687	67,492	-19.0%	28,916	50,889	63,370	-19.7%
Employment	66,236	78,363	-15.5%	25,954	43,268	52,140	-17.0%
Other Class	23,119	23,085	0.2%	6,480	21,458	21,469	0.0%
Direct Marketing	40,523	42,185	-3.9%	13,417	40,523	42,185	-3.9%
Other Adv Rev	685	473	44.8%	466	684	473	44.6%
Total Advertising	$488,277	$541,368	-9.8%	$183,683	$445,497	$497,606	-10.5%

Circulation	69,707	73,087	-4.6%	23,505
Other	22,043	17,978	22.6%	4,813
Total Revenues	$580,027	$632,433	-8.3%	$212,001

Memo: Online Only Advertising Revenue	$42,780	$43,762	-2.2%	$11,580

Advertising Revenues by Market:
California	$95,226	$112,166	-15.1%	$104,963	$88,488	$105,698	-16.3%
Southeast	124,186	129,427	-4.0%	42,067	111,492	117,344	-5.0%
Florida	72,616	92,045	-21.1%	0	67,127	85,430	-21.4%
Midwest	67,943	72,830	-6.7%	0	61,536	65,945	-6.7%
Northwest	57,899	59,069	-2.0%	36,653	52,081	54,319	-4.1%
Texas	50,745	55,176	-8.0%	0	47,112	51,335	-8.2%
Other	19,662	20,655	-4.8%	0	17,661	17,535	0.7%
Total Advertising	$488,277	$541,368	-9.8%	$183,683	$445,497	$497,606	-10.5%

Advertising Statistics for Dailies:
Full Run ROP Linage				3,291.9	8,874.0	9,030.7	-1.7%

Millions of Preprints Distributed				580.6	1,619.0	1,768.6	-8.5%

Average Paid Circulation:**
Daily					2,720.5	2,825.1	-3.7%
Sunday					3,361.2	3,514.3	-4.4%

* Pro Forma includes Knight Ridder acquisitions and excludes (Minneapolis) Star Tribune newspaper.
** Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
CONSOLIDATED STATISTICAL REPORT
(In thousands, except for preprints)

	June Year-to-Date
	Combined				Print Only
Revenues - Net:	2007	*Pro Forma 2006	% Change	As Reported 2006	2007	*Pro Forma 2006	% Change

Advertising
Retail	$419,231	$431,565	-2.9%	$139,659	$406,798	$424,288	-4.1%
National	91,214	101,220	-9.9%	29,152	88,036	96,612	-8.9%
Classified Total	376,338	432,344	-13.0%	155,717	307,965	361,390	-14.8%
Automotive	85,895	101,950	-15.7%	36,585	74,211	91,779	-19.1%
Real Estate	109,837	131,706	-16.6%	55,379	102,353	123,831	-17.3%
Employment	135,882	154,076	-11.8%	51,082	89,818	104,249	-13.8%
Other Class	44,724	44,612	0.2%	12,671	41,583	41,531	0.1%
Direct Marketing	77,465	79,020	-2.0%	24,509	77,465	79,020	-2.0%
Other Adv Rev	1,052	993	5.9%	979	1,051	992	5.9%
Total Advertising	$965,300	$1,045,142	-7.6%	$350,016	$881,315	$962,302	-8.4%

Circulation	141,587	147,672	-4.1%	47,267
Other	39,698	35,914	10.5%	9,179
Total Revenues	$1,146,585	$1,228,728	-6.7%	$406,462

Memo: Online Only Advertising Revenue	$83,985	$82,840	1.4%	$22,081

Advertising Revenues by Market:
California	$187,712	$214,632	-12.5%	$201,184	$174,532	$202,319	-13.7%
Southeast	243,046	249,332	-2.5%	80,303	217,883	226,124	-3.6%
Florida	154,797	185,410	-16.5%	0	143,467	172,390	-16.8%
Midwest	131,776	140,840	-6.4%	0	119,284	127,543	-6.5%
Northwest	110,472	110,198	0.2%	68,529	99,302	101,282	-2.0%
Texas	99,185	107,150	-7.4%	0	92,303	99,794	-7.5%
Other	38,312	37,580	1.9%	0	34,544	32,850	5.2%
Total Advertising	$965,300	$1,045,142	-7.6%	$350,016	$881,315	$962,302	-8.4%

Advertising Statistics for Dailies:
Full Run ROP Linage				6,287.1	16,400.9	17,420.2	-5.9%

Millions of Preprints Distributed				1,116.2	3,287.7	3,402.1	-3.4%

Average Paid Circulation:**
Daily					2,775.4	2,879.9	-3.6%
Sunday					3,420.7	3,570.6	-4.2%

* Pro Forma includes Knight Ridder acquisitions and excludes (Minneapolis) Star Tribune newspaper.
** Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.							9

THE McCLATCHY COMPANY
RECONCILIATION OF GAAP AMOUNTS
(In thousands)

	Three Months Ended		Six Months Ended

	July 1,	June 25,	July 1,	June 25,
	2007	2006	2007	2006
		Pro Forma		Pro Forma
REVENUES - NET:
Advertising	$488,277	$541,368	$965,300	$1,045,141
Circulation	69,707	73,087	141,587	147,672
Other	22,043	17,978	39,698	35,915
	580,027	$632,433	1,146,585	$1,228,728
OPERATING EXPENSES:
Cash expenses	424,289	483,330	865,626	954,445
Depreciation and amortization	38,357	36,783	76,190	73,990
	462,646	520,113	941,816	1,028,435

OPERATING INCOME	117,381	112,320	204,769	200,293
Add back depreciation and amortization	38,357	36,783	76,190	73,990
OPERATING CASH FLOW	$155,738	$149,103	$280,959	$274,283

OPERATING CASH FLOW MARGIN	26.9%	23.6%	24.5%	22.3%

Operating cash flow margins are derived by dividing operating cash flow by total net revenues for each period. The company believes operating cash flow is commonly used as a measure of performance for newspaper companies, however, it does not purport to represent cash provided by operating activities as shown in the company's statement of cash flows, nor is it meant as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The McClatchy Company
RECONCILIATION OF GAAP AMOUNTS
Pro Forma Operating Income and Cash Flow
Three Months ended June 25, 2006
(in thousands)

	Historical	Acquisitions/	Pro Forma
	Amounts	Divestitures	Amounts
REVENUES -NET
Advertising revenues	$258,900	$282,468	$541,368
Circulation Revenues	39,255	33,832	73,087
Other Revenues	6,079	11,899	17,978
	304,234	328,199	632,433
OPERATING EXPENSES
Cash expenses	216,328	267,002	483,330
Depreciation and amortization	13,639	23,144	36,783
	229,967	290,146	520,113

OPERATING INCOME	74,267	38,053	112,320
Add back depreciation and amortization	13,639	23,144	36,783
OPERATING CASH FLOW	$87,906	$61,197	$149,103

Note: Excludes synergies that have been or may be realized from the Knight Ridder Acquisition.

The McClatchy Company
RECONCILIATION OF GAAP AMOUNTS
Pro Forma Operating Income and Cash Flow
Six Months ended June 25, 2006
(in thousands)

	Historical	Acquisitions/	Pro Forma
	Amounts	Divestitures	Amounts
REVENUES -NET
Advertising revenues	$495,989	$549,152	$1,045,141
Circulation Revenues	78,803	68,869	147,672
Other Revenues	11,446	24,469	35,915
	586,238	642,490	1,228,728
OPERATING EXPENSES
Cash expenses	434,692	519,753	954,445
Depreciation and amortization	29,656	44,334	73,990
	464,348	564,087	1,028,435

OPERATING INCOME	121,890	78,403	200,293
Add back depreciation and amortization	29,656	44,334	73,990
OPERATING CASH FLOW	$151,546	$122,737	$274,283

Note: Excludes synergies that have been or may be realized from the Knight Ridder Acquisition.